EXHIBIT 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Galaxy Nutritional Foods, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the registration statements (Forms S-8 File Nos. 333-81294, 333-31402, and 333-31406 and S-3 File
Nos.  333-109649 and  333-100190) of our report dated July 12, 2005,  except for
Note 17 as to which the date is September 28, 2005, relating to the financial statements of Galaxy Nutritional Foods, Inc. appearing in the Company's annual report on Form 10-K/A for the year ended March 31, 2005.

/s/ BDO Seidman, LLP

Atlanta, Georgia
October 7, 2005